UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☐            Filed by a Party other than the Registrant ☒

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting material Pursuant to §240.14a-12

Norfolk Southern Corporation

(Name of Registrant as Specified in Its Charter)

ANCORA CATALYST INSTITUTIONAL, LP

ANCORA ADVISORS, LLC

ANCORA ALTERNATIVES LLC

ANCORA BELLATOR FUND, LP

ANCORA CATALYST, LP

ANCORA FAMILY WEALTH ADVISORS, LLC

THE ANCORA GROUP LLC

ANCORA HOLDINGS GROUP, LLC

ANCORA IMPACT FUND LP

ANCORA IMPACT FUND LP SERIES AA

ANCORA IMPACT FUND LP SERIES BB

ANCORA MERLIN INSTITUTIONAL, LP

ANCORA MERLIN, LP

INVERNESS HOLDINGS LLC

BETSY ATKINS

JAMES BARBER, JR.

WILLIAM CLYBURN, JR.

FREDERICK DISANTO

SAMEH FAHMY

JOHN KASICH

GILBERT LAMPHERE

ALLISON LANDRY

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Ancora Alternatives LLC (“Ancora Alternatives” and together with its affiliates, “Ancora”) and the other participants named herein have filed a definitive proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit proxies for the election of their slate of director nominees at the 2024 annual meeting of shareholders of Norfolk Southern Corporation, a Virginia corporation (“Norfolk Southern” or the “Company”). From time to time, Ancora and the other participants named herein may refer shareholders of the Company to such materials reproduced herein, recent articles or other materials. Certain of the materials disclosed herein may be reproduced on the Ancora campaign website at www.movenscforward.com.

On April 15, 2024, Jeffrey Sonnenfeld and Steven Tian of the Yale School of Management’s Chief Executive Leadership Institute published an online article with Fortune Media (the “Article”) along with an accompanying slide presentation (the “Supplemental Presentation”).

On April 18, 2024, counsel for Ancora sent a detailed letter, reproduced below, to Messrs. Sonnenfeld and Tian. In the letter, counsel to Ancora raised concern that the Article and the Supplemental Presentation contain misstatements and omissions.

On April 19, 2024, the Company filed the Article with the SEC on form DEFA14A but did not file the Supplemental Presentation.

On April 20, 2024, counsel for Ancora sent a follow-up letter to Messrs. Sonnenfeld and Tian. The letter expressed concern that the nature and extent of the relationships between the authors and Norfolk Southern and its advisors have not been fully disclosed and that the Article and the Supplemental Presentation may constitute unlawful solicitation materials under the SEC’s proxy rules. The letter further noted that Mr. Sonnenfeld has a history of attacking investors who are running proxy contests against clients of donors to his Yale program.

Below is the letter on behalf of Ancora to Messrs. Sonnenfeld and Tian on April 18, 2024 as Item 1, followed by the subsequent letter on April 20, 2024 as Item 2.

Item 1:

April 18, 2024

BY EMAIL, FEDEX

Jeffrey Sonnenfeld and Steven Tian
c/o Fortune Media

40 Fulton St.

New York, NY 10038

Re: Apparent Involvement in Norfolk Southern Corporation’s Attempt to Mislead Shareholders

Messrs. Sonnenfeld and Tian:

We write to address your smear piece (the “Article”) that targets Ancora Holdings Group, LLC (collectively with its affiliates, “Ancora”) and its campaign to increase value for all shareholders of Norfolk Southern Corporation (“Norfolk Southern”).1 Much like your other curiously one-sided columns that aggressively attacked engaged shareholders, the Article is essentially an encapsulation of Norfolk Southern’s talking points pertaining to Ancora’s campaign. We have serious concerns that the article was in fact written at the behest of Norfolk Southern through its advisors, which would constitute a gross violation of journalistic ethics and the securities laws.

We believe that Norfolk Southern’s shareholders, regulators, and other stakeholders will look very poorly upon the presentation of what amounts to solicitation materials on behalf of the company in this manner in the weeks leading up to a shareholder election. For reasons summarized in this letter, we contend the Article is misleading to investors and malicious, and we call upon you to immediately and publicly retract the Article to mitigate the damage done by its publication.

Ancora is concerned that the Article is a Norfolk Southern solicitation to shareholders in all but name, giving investors a false impression that it is an impartial third-party assessment of the company’s potential under its existing leadership and strategy in advance of its annual meeting of shareholders on May 9, 2024. We understand that Yale’s Chief Executive Leadership Institute is supported by various financial communications advisors. When you publish an article at the behest of any advisor on one side in a proxy fight that has supported your organization financially, that article is proxy solicitation material and those financial ties must be disclosed. What’s more, the communication cannot contain misstatements or omissions.

Tel (212) 504-5757 Fax (212) 504-6666

April 18, 2024

In light of these concerns, Ancora directed a representative of one of its strategic advisors, Longacre Square Partners LLC (“Longacre Square”), to ask you if you had any economic ties or undisclosed relationships with Norfolk Southern and/or its advisors (without specifying any advisory firm by name). Two emails sent to you went unaddressed by you. However, one of Norfolk Southern’s advisors, Joele Frank Wilkinson Brimmer Katcher (“Joele Frank”), promptly contacted Longacre Square. Longacre informed us that Joele Frank affirmatively stated that you reached out to them regarding Ancora’s directed inquiries. Joele Frank’s response on your behalf validates the concerns we are raising in this letter.

It appears that you and your affiliated entities have therefore chosen to participate in the solicitation of proxies on behalf of Norfolk Southern. Like all other participants, you should be subject to the Securities Exchange Act of 1934, as amended, and the rules thereunder (“Exchange Act”). We have copied Norfolk Southern, which should promptly amend its public disclosures accordingly.

Make no mistake, we recognize that Norfolk Southern has every right to scrutinize Ancora, its nominee directors and proposed management team, and their plans. However, Norfolk Southern does not have the right to indirectly peddle distortions through third parties over which it has power and influence.

Material Misstatements and Omissions.

To the extent the Article is a proxy solicitation, it may not include material misstatements or omissions. The Article is polluted with so many inaccuracies that we can only address here some of the most egregious misstatements and characterizations. First, as to the East Palestine derailment, Norfolk Southern being compelled to pay for the consequences of an avoidable derailment is not remotely equivalent to “investing . . . into the local community.” If you carried out rigorous independent research, you would have quickly identified that Norfolk Southern is responsible for the derailment and its consequences. Put simply, remediation is not investment.2 Management’s commitment to make things right—as if they could actually fix the damage—is simply an acknowledgement of responsibility and the fact that Norfolk Southern, and indirectly its shareholders, are now required to compensate for this terrible wrong. Whether the amounts you refer to in your Article come from a judicially implemented future payment of $600 million dollars to the tragedy’s victims,3 or the $1.1 billion in recognized expenses in 2023 for costs directly attributable to the derailment,4 it is clear in all events that Norfolk Southern and its owners are paying dearly for its mistake.

Your Article relays one local official’s view of the East Palestine derailment, ignoring the intense criticism from leaders at every level across the political spectrum – among them U.S. senators,5 members of Congress,6 and the President of the United States.7 Even East Palestine’s Mayor Conaway, who certainly cannot afford to completely alienate Norfolk Southern given his constituents’ need for the company to rebuild their community, was critical of Norfolk Southern’s prioritizing building new track on top of contaminated soil as part of the cleanup.8 Even the blizzard of criticism from these leaders is drowned out altogether by the ongoing complaints of residents themselves.9 Amid this backlash, it is nonsensical to highlight Company leadership engagement with the community when CEO Shaw’s absence from East Palestine at critical junctures has been prominently documented in the media.10 This mischaracterization of the public reaction to the East Palestine disaster calls into doubt the entire substance of the Article.

April 18, 2024

Safety is an Institutional Shortcoming at Norfolk Southern.

We have significant questions about the analysis that leads to your conclusions regarding Norfolk Southern’s safety record. Ancora, its nominees, and its proposed senior management team pride themselves on their plans to prioritize safety improvements at Norfolk Southern after the 2024 annual meeting of its shareholders. Regardless, you somehow seem to conclude that the railroad directly responsible for East Palestine and several more derailments in 2024 is on the mend.

Reality stands in stark contrast to your assessment. The Federal Railroad Administration (“FRA”) concluded in August 2023 that Norfolk Southern “has not promptly or comprehensively responded to FRA’s recommendations and significant findings” from an audit just the previous year.11 The FRA identified troubling findings, including that “employees and the organization do not always work to foster mutual trust,” “training and resources are not always effective at supporting safety efforts,” and Norfolk Southern “frequently focused solely on enforcing compliance with minimum safety standards.” These are institutional problems and weaknesses, not one-off or random mistakes. Norfolk Southern’s own safety auditor, Atkins Nuclear Secured, echoed the FRA’s safety concerns and made eighteen separate safety recommendations in its report on September 14, 2023.12

The Article cites FRA statistics for a chart that purports to show safety improvements. But the selective data presented in the Article does not show the whole picture.13 Expand the parameters for the FRA data to accidents along all track types (not just main lines), and Norfolk Southern makes up more than a fifth of the total accidents of the railroads you identify. Among all these accidents, Norfolk Southern had 293 total along all track types in 2023 – a number that is higher than its 2021 total of 263. Norfolk Southern’s overall FRA reported accident number is still higher today than it was three years ago. Looking at more serious accidents, such as collisions, where on all tracks Norfolk Southern increased from 10 in 2021, to 21 in 2022, to 24 in 2023. Your selective use of FRA figures and snapshot reporting gloss over trends that show Norfolk Southern’s problematic safety record continues under CEO Shaw’s leadership.

April 18, 2024

Numerous Mischaracterizations of Ancora and its Substance-Driven Campaign.

The Article also pervasively mischaracterizes Ancora and its efforts to improve Norfolk Southern. Ancora is a Cleveland, Ohio-based firm with more than $8 billion in assets under management. Downtown Cleveland is a ninety-minute drive from the East Palestine derailment site. Ancora has stated from the very first day of its public campaign that its work is “beyond just dollars and cents.”14 Ancora has a long history of success, growing its assets under management by nearly 150% in the last decade. As an experienced activist investor with a track record of creating shareholder value, Ancora ranked at the top of activism reviews in 2023 by Bloomberg, Lazard, and Barclays – and has a pragmatic mindset.

With that context, the Article’s characterization of Ancora and its campaign, is completely divorced from reality. Focusing on just one point, your mischaracterization of settlement discussions, Ancora spent months attempting earnest discussions with the Norfolk Southern board before moving forward with the proxy contest. This engagement was spelled out in detail in Ancora’s proxy statement. These negotiations reflect Ancora’s practical viewpoint; in fact, it has successfully settled with ten companies in activist campaigns since 2020. But Ancora has been very clear that its analysis shows that Mr. Shaw’s management is inherently incompatible with maximizing shareholder value. Ancora offered to settle the campaign on February 9, 2024 for a minority change in board composition plus a board commitment replace Mr. Shaw as CEO.15 The Article’s depiction of Ancora’s engagement with Norfolk Southern and its general approach to this investment is almost entirely distinct from the facts disclosed in Ancora’s definitive proxy statement.

Furthermore, while Ancora has a track record of success in its own right, it has relied on the decades of cumulative railroading experience among its slate and the proposed management team and the support of other major Norfolk Southern investors and market analysts in this campaign. The biographies of Ancora’s director slate and proposed management team speak for themselves in terms of extensive experience, at the levels of operator, manager, and investor. Ancora received early support from EdgePoint Investment Group, which then issued a statement echoing Ancora’s concerns and firmly supporting the changes that Ancora was publicly calling for even before Ancora made its initial proxy filing with the U.S. Securities and Exchange Commission (“SEC”).16 All of this was disclosed to the SEC directly in correspondence that, as is customary, the SEC will publish on its website. In addition, other investors and analysts have jumped to support Ancora’s campaign and its nominees’ plans for Norfolk Southern, including prominent institutional investor Neuberger Berman.17 To cite just a couple of supporters:

1.	Barclays publicly stated on March 25, 2024: “We see value in potential management change with Jim Barber as CEO and Jamie Boychuk as COO as proposed by the activist investor Ancora.”[18]

April 18, 2024

2.	Of Ancora nominees’ proposed management team, UBS said on March 13, 2024: “We note the difference in approach where the proposed executives indicated they would look to improving network velocity to enable growth in contrast to the resilience approach of the current NSC team which relies on holding excess resources (people, equipment) in order to be able to support potential volume growth. The proposed executives focused on improving service (velocity, trip plan compliance) as a necessary step to enable the marketing and sales organisation to capture more price.”[19]

Ancora’s campaign has been predominantly driven by substance and metrics, not mudslinging. From the outset, Ancora has emphasized shareholder value as well as the health of the organization and the welfare of its employees. As early as its public launch on February 20, 2024, Ancora’s campaign has directly linked Norfolk Southern’s subpar performance to management decision-making and strategy. On the morning of April 15, 2024, just a few hours before your pre-prepared Article coincidentally published, Ancora and its nominees released a nearly 200-page presentation outlining phased milestones and a detailed, operations-driven plan to create shareholder value. The proposed reductions in operating ratio to 62-63% after 12 months, 60% after 24 months, and 57% after 36 months is reasonable and possible, based on the views of the experienced railroaders on the Ancora slate and proposed management team. Ancora’s slate has outlined a realistic approach to aggressively turning Norfolk Southern around – which contrasts sharply with the existing company management’s rushed pivot to some of the same points Ancora’s team has already outlined.20

Contrary to your Article’s allegations regarding Ancora’s operational plans with respect to employees, with a sizable nine-figure investment in Norfolk Southern, Ancora has no incentive to harm the company in which it has invested so much time and resources. By contrast, Ancora believes in preserving and enhancing Norfolk Southern workers. The Ancora nominees proposal prominently states that “[h]eadcount reduction will be achieved through attrition” not through “firings” as the Article falsely alleges.21 The Ancora nominees and proposed management, on safety grounds, publicly endorsed a two-person crew standard on mainline trains in early March 2024.22 In April, federal regulators agreed, as Secretary of Transportation Pete Buttigieg announced the two-person crew as the legal standard to be implemented by rulemaking.23 Of the 13,500 written comments received, only 60 opposed the rule – one of them was from Norfolk Southern.24 If you were truly We cannot imagine why you would not include facts like some of the ones we have included here if you didn’t have an interest in an outcome.

***

We hope Norfolk Southern’s other shareholders that have already read your Article see it for what it is: a cynical and self-serving hit piece to protect Norfolk Southern’s management and board.

April 18, 2024

We reiterate Ancora’s firm request that you retract the Article from publication and take appropriate measures consistent with academic and journalistic best practices to alert the public and the Norfolk Southern shareholders of the published errors. Publishing a correction of the various factual errors and misleading omissions we identified above, at minimum, along with the retraction should begin to set the public record straight. Should you fail to promptly retract the Article and publish such correction and reply to this letter confirming the same we will be forced to escalate the matter. We also ask that Norfolk Southern, which is copied, correct its disclosures in accordance with the proxy rules. Ancora reserves all rights with respect to the matters described in this letter.

Ancora and its nominees and advisors have stood behind their statements throughout this campaign. We fail to understand why Norfolk Southern cannot make its own case.

Sincerely,

/s/ Richard Brand
Richard Brand
Cadwalader, Wickersham & Taft LLP

cc:	Michael J. Aiello, Partner, Weil, Gotshal & Manges LLP
Denise W. Hutson, Legal Secretary, Norfolk Southern Corporation Alan Murray, Chief Executive Officer, Fortune Media
Steven Weissman, General Counsel, Fortune Media
James Chadwick, President, Alternatives, Ancora Alternatives LLC Gregory Marose, Managing Partner, Longacre Square Partners Dan Zacchei, Managing Partner, Longacre Square Partners

April 18, 2024

1 Jeffrey Sonnenfeld & Steven Tian, “Norfolk Southern is getting back on track–but activist investor Ancora is trying to derail it in a vicious proxy fight,” Fortune, Apr. 15, 2024, https://fortune.com/2024/04/15/norfolk- southern-back-track-activist-investor-ancora-derail-proxy-fight/

2 Even those commitments that are not direct remediation have been slow to materialize. See, e.g., “A look and update of Norfolk Southern funded projects in East Palestine,” Salem News, Apr. 10, 2024, https://www.salemnews.net/news/local-news/2024/04/a-look-and-update-of-norfolk-southern-funded-projects-in- east-palestine/#:~:text=Major%20elements%20of%20the%20proposed,parking%20lots%20and%20improved%20traffic

3 See NSC Filing on Form 8-K, Apr. 9, 2024, ex. 99.1.

4 See NSC Filing on Form 10-K, Feb. 5, 2024, p. K78.

5 See, e.g., “Brown Demands Norfolk Southern Keep its Promises to East Palestine,” Sept. 20, 2023, https://www.brown.senate.gov/newsroom/press/release/brown-demands-norfolk-southern-keep-its-promises-to-east-palestine

6 See Rich Pierce, “East Palestine residents react to NTSB chair’s testimony on necessity of controlled burn, explosion,” WPXI-TV, Mar. 6, 2024, https://www.wpxi.com/news/local/east-palestine-residents-react-ntsb-chairs-testimony-necessity-controlled-burn-explosion/T4RLZPVVW5AJHCE6PTXUVMP2B4/

7 Jeff Mason & Nandita Bose, “Biden calls Ohio train derailment 'an act of greed' as he visits area a year later,” Reuters, Feb. 20, 2024, https://www.reuters.com/world/us/biden-visit-ohio-town-year-after-toxic-train-derailment- 2024-02-16/

8 “CEO: Norfolk Southern in East Palestine for the Long Haul,” Business Journal, Jan. 16, 2024, https://businessjournaldaily.com/ceo-norfolk-southern-in-east-palestine-for-the-long-haul/

9 See, e.g., ABC News, “Ohio train derailment: Residents confront officials as Norfolk Southern announces new cleanup plan,” Feb. 23, 2023, https://abcnews.go.com/US/ohio-train-derailment-residents-confront-officials-norfolk-southern/story?id=97408436

10 See Minyvonne Burke, “Norfolk Southern CEO a no-show at town hall meeting to discuss derailment,” Mar. 3, 2023, https://www.nbcnews.com/news/us-news/norfolk-southern-ceo-no-show-town-hall-meeting-discuss- derailment-rcna72869

11 See U.S. Department of Transportation, FRA, Norfolk Southern Safety Assessment, Aug. 2023,https://railroads.dot.gov/sites/fra.dot.gov/files/2023- 08/2023%20NS%20Safety%20Culture%20Assessment_08.09.23.pdf

12 Atkins Nuclear Secured, “Summary of Initial Observations, Opportunities for Improvement, and Recommendations Regarding Norfolk Southern’s Safety Culture,” Sept. 14, 2023, https://filecache.mediaroom.com/mr5mr_norfolksouthern/179033/ANS%20Phase%20One%20Report%20Executive %20Summary%20-%20Sept%202023.pdf

13 See FRA, Office of Safety Analysis, https://safetydata.fra.dot.gov/OfficeofSafety/Default.aspx#

14 James Chadwick, President, Ancora Alternatives, CNBC interview, Feb. 20, 2024.

15 See Ancora’s Definitive Proxy Statement, p. 13.

16 “EdgePoint Investment Group Inc. - Statement Regarding Norfolk Southern,” Mar. 4, 2024,https://www.prnewswire.com/news-releases/edgepoint-investment-group-inc--statement-regarding-norfolk- southern-302077927.html

17 “Ancora’s activist campaign gains support of Norfolk Southern investor (updated),” Trains.com, Apr. 8, 2023, https://www.trains.com/trn/news-reviews/news-wire/ancoras-activist-campaign-gains-support-of-norfolk-southern-investor/

18 See Barclays note, “COO Management Change Comes with Costs,” Mar. 25, 2024.

19 UBS note, “Takeaways from a Meeting with the Proposed Executive,” Mar. 13, 2024.

April 18, 2024

20 See “Move NSC Forward: The Case for Operationally Proficient Leaders and a PSR-Powered Scheduled Network, Apr. 15, 2024 Presentation, p. 42, https://ancora.s3.us-west-1.amazonaws.com/MoveNSCForward- InvestorPresentation-April152024.pdf

21 The only party actually cutting Norfolk Southern staff at his point is the Norfolk Southern management team itself. See Bill Stevens, “Norfolk Southern cutting 7% of management and staff positions,” Trains.com, Jan. 7, 2024, https://www.trains.com/trn/news-reviews/news-wire/norfolk-southern-cutting-7-of-management-and-staff-positions/

22 See “Ancora’s Proposed Directors and Management Team Release Statement and White Paper Regarding Opportunities for Enhanced Safety at Norfolk Southern,” BusinessWire, Mar. 7, 2024, https://www.businesswire.com/news/home/20240307029957/en/Ancora%E2%80%99s-Proposed-Directors-and- Management-Team-Release-Statement-and-White-Paper-Regarding-Opportunities-for-Enhanced-Safety-at-Norfolk-Southern

23 See U.S. Department of Transportation Press Release, “Biden-Harris Administration Announces Final Rule on Train Crew Size Safety Requirements to Improve Rail Safety,” Apr. 2, 2024, https://www.transportation.gov/briefing-room/biden-harris-administration-announces-final-rule-train-crew-size- safety-requirements. See also Esther Fung, “U.S. to Impose Two-Person Crew Mandate on Freight Trains,” WSJ, Apr. 2, 2024, https://www.wsj.com/business/logistics/u-s-to-impose-two-person-crew-mandate-on-freight-trains-94352762

24 Comment from Norfolk Southern Railway Company, Posted by the FRA, Dec. 22, 2022, https://www.regulations.gov/comment/FRA-2021-0032-13045

Item 2:

April 20, 2024

BY EMAIL, FEDEX

Jeffrey Sonnenfeld and Steven Tian
c/o Fortune Media

40 Fulton St.

New York, NY 10038

Re: Failure to Retract or Correct the Article Misleading Norfolk Southern’s Shareholders

Messrs. Sonnenfeld and Tian:

We write again on behalf of Ancora Holdings Group, LLC (together with its affiliates, “Ancora”) to express our concern regarding your failure to disclose the nature and extent of your relationship with Norfolk Southern Corporation (“Norfolk Southern”) and its advisors.

We observe that Norfolk Southern has filed your April 15, 2024 article as proxy solicitation materials with the U.S. Securities and Exchange Commission (“SEC”). This disclosure does not address the real issue, which is that we believe there remain many material misstatements and omissions in your article and in your accompanying presentation.

It appears that one of the major omissions relates to the nature and extent of your relationship with Norfolk Southern and its advisors. Unless and until you retract your article and disclose the nature and the extent of those relationships, serious concerns remain that your article and accompanying presentation constitute unlawful solicitation materials under the SEC’s proxy rules.

You have a history of attacking investors who are running proxy contests against clients of your program’s donors. Is Yale University aware of the way you are using their name to advance the agenda of the failing management team of a major American corporation? Ancora reserves all rights with respect to the matters described in this letter.

Sincerely,

/s/ Richard Brand
Richard Brand
Cadwalader, Wickersham & Taft LLP

Tel (212) 504-5757 Fax (212) 504-6666

April 20, 2024

cc:	Michael J. Aiello, Partner, Weil, Gotshal & Manges LLP
Denise W. Hutson, Legal Secretary, Norfolk Southern Corporation Alan Murray, Chief Executive Officer, Fortune Media
Steven Weissman, General Counsel, Fortune Media
Alexander E. Dreier, Senior Vice President and General Counsel, Yale University James Chadwick, President, Alternatives, Ancora Alternatives LLC

# # #

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information herein contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “intends,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “potential,” “targets,” “forecasts,” “seeks,” “could,” “should” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Forward-looking statements relate to future events or future performance and involve known and unknown risks, uncertainties, and other factors that may cause actual results, levels of activity, performance or achievements or those of the industry to be materially different from those expressed or implied by any forward-looking statements. Norfolk Southern Corporation, a Virginia corporation (“Norfolk Southern”), has also identified additional risks relating to its business in its public filings with the Securities and Exchange Commission (the “SEC”). Ancora Alternatives LLC (“Ancora Alternatives”), and as applicable the other participants in the proxy solicitation, have based these forward-looking statements on current expectations, assumptions, estimates, beliefs, and projections. While Ancora Alternatives and the other participants, as applicable, believe these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the participants’ control. There can be no assurance that any idea or assumption herein is, or will be proven, correct. If one or more of the risks or uncertainties materialize, or if the underlying assumptions of Ancora Alternatives or any of the other participants described herein prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by Ancora Alternatives that the future plans, estimates or expectations contemplated will ever be achieved. You should not rely upon forward-looking statements as a prediction of actual results and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Except to the extent required by applicable law, neither Ancora Alternatives nor any participant will undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

Certain statements and information included herein have been sourced from third parties. Ancora Alternatives does not make any representations regarding the accuracy, completeness or timeliness of such third party statements or information. Except as may be expressly set forth herein, permission to cite such statements or information has neither been sought nor obtained from such third parties. Any such statements or information should not be viewed as an indication of support from such third parties for the views expressed herein.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

The participants in the proxy solicitation are Ancora Catalyst Institutional, LP (“Ancora Catalyst Institutional”), Ancora Merlin Institutional, LP, (“Ancora Merlin Institutional”), Ancora Merlin, LP (“Ancora Merlin”), Ancora Catalyst, LP (“Ancora Catalyst”), Ancora Bellator Fund, LP (“Ancora Bellator”), Ancora Impact Fund LP Series AA (“Ancora Impact AA”) and Ancora Impact Fund LP Series BB (“Ancora Impact BB”) (each of which is a series fund within Ancora Impact Fund LP) (Ancora Catalyst Institutional, Ancora Merlin Institutional, Ancora Merlin, Ancora Catalyst, Ancora Bellator, Ancora Impact AA and Ancora Impact BB, collectively, the “Ancora Funds”), Ancora Advisors, LLC (“Ancora Advisors”), The Ancora Group LLC (“Ancora Group”), Ancora Family Wealth Advisors, LLC (“Ancora Family Wealth”), Inverness Holdings LLC (“Inverness Holdings”), Ancora Alternatives, Ancora Holdings Group, LLC (“Ancora Holdings”) and Frederick DiSanto (collectively, the “Ancora Parties”); and Betsy Atkins, James Barber, Jr., William Clyburn, Jr., Sameh Fahmy, John Kasich, Gilbert Lamphere and Allison Landry (the “Ancora Nominees” and, collectively with the Ancora Parties, the “Participants”).

Ancora Alternatives and the other Participants have filed a definitive proxy statement and accompanying BLUE proxy card (the “Definitive Proxy Statement”) with the SEC on March 26, 2024 to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the 2024 annual meeting of shareholders of Norfolk Southern.

IMPORTANT INFORMATION AND WHERE TO FIND IT

ANCORA ALTERNATIVES STRONGLY ADVISES ALL SHAREHOLDERS OF NORFOLK SOUTHERN TO READ THE DEFINITIVE PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS TO SUCH DEFINITIVE PROXY STATEMENT, AND OTHER PROXY MATERIALS FILED BY ANCORA ALTERNATIVES AS THEY CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV AND AT ANCORA ALTERNATIVE’S WEBSITE AT WWW.MOVENSCFORWARD.COM. THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY’S SHAREHOLDERS. SHAREHOLDERS MAY ALSO DIRECT A REQUEST TO THE PARTICIPANTS’ PROXY SOLICITOR, D.F. KING & CO., INC., 48 WALL STREET, 22ND FLOOR, NEW YORK, NEW YORK 10005 (SHAREHOLDERS CAN CALL TOLL-FREE: +1 (866) 227-7300).

Information about the Participants and a description of their direct or indirect interests by security holdings or otherwise can be found in the Definitive Proxy Statement.